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                                                                    EXHIBIT 24.2



                               POWER OF ATTORNEY



    The undersigned, David A. Persing, hereby constitutes and appoints Silvia Kessel and Gerard Benedetto, or any one of them, with full power to act without the other, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for himself and in his name, place and stead, in any and all capacities, to sign any or all amendments to the Registration Statement on Form S-3 filed by Metromedia Fiber Network, Inc. with the Securities and Exchange Commission on January 10, 2001 (File No. 333-53500) and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.



                                          /s/ David A. Persing
                                          --------------------------------------



                                          David A. Persing



Date: February 12, 2001